UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

PROGRESSIVE CARE INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Park Center Boulevard, Suite 202
Miami Gardens, Florida 33169
 (Address of principal executive offices)

(786) 657-2060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Compliance Officer

Effective February 5, 2013, Mr. Avraham Friedman resigned from his position as Chief Compliance Officer of Progressive Care Inc. (the “Company”).  In connection with Mr. Friedman’s resignation, the Company will provide severance payment in the form of one half of Mr. Friedman’s current salary and one half of the premiums for Mr. Friedman’s insurance policy for a period of twenty-four weeks.  Mr. Friedman’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Exhibits.

Exhibit No.	Document
99.1	Letter of Resignation from Avraham Friedman, dated February 5, 2013*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: February 8, 2013	By:	/s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Chief Executive Officer